UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2014 (October 6, 2014)

CAPSTONE TURBINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

21211 Nordhoff Street,
Chatsworth, California	91311
(Address of principal executive offices)	(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2014, Capstone Turbine Corporation (the “Company”) and Northpark Industrial (“Lessor”) entered into a Fourth Amendment to Lease (the “Lease Amendment”) to amend the Standard Industrial/Commercial Single-Tenant Lease - Net, dated December 1, 1999, as amended (the “Lease”), pursuant to which the Company leases the premises located at 21211 Nordhoff Street, Chatsworth, California for use as primary office space, engineering testing and manufacturing. The Lease Amendment extends the term of the Lease for a period of five years commencing on October 1, 2014 and ending on September 30, 2019 and sets the monthly base rent payable by the Company under the Lease for each year of the term as extended by the Lease Amendment. The Lease Amendment also provides the Company with an option to extend the Lease by an additional five year term following the expiration of the term of the Lease as amended by the Lease Amendment and provides that the Lessor will perform certain capital improvements to the leased premises’ HVAC system. The description of the Lease Amendment does not purport to be complete and is qualified in its entirety by the reference to the full text of the Lease Amendment, a copy of which is filed herewith as Exhibit 10.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10                Fourth Amendment to Lease, dated September 30, 2014, between Capstone Turbine Corporation and Northpark Industrial.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION

Date: October 6, 2014	By:	/s/ Edward I. Reich
Edward I. Reich
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description

10	Fourth Amendment to Lease, dated September 30, 2014, between Capstone Turbine Corporation and Northpark Industrial.